EMPLOYMENT AGREEMENT
                               --------------------

     THIS AGREEMENT, made and entered into this 27th day of September, 2000 by and between TECHDYNE, INC., a Florida corporation with its offices at 2230 West 77th Street, Hialeah, Florida 33016 (the "Company") and BARRY PARDON, residing at 580 N.W. 66th Avenue, Plantation, Florida 33317 (the "Executive").

                               W I T N E S S E T H :

     WHEREAS, the Company is engaged in the manufacture, and assembly of electro-mechanical, electronic and plastic injection molded components; and

     WHEREAS, the Executive has been and continues to be employed by the Company; and

     WHEREAS, the parties wish to enter into this agreement whereby Company shall continue the employment of the Executive as President under the terms and conditions herein contained.

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged and in consideration of the covenants and promises contained herein, the parties mutually agrees as follows:

     1. Employment.  The Company hereby employs the Executive as its President,
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his duties to be such as are customarily performed by persons employed in such capacity. The Executive agrees to perform his duties in a competent and expeditious manner and to devote his whole time, attention and best efforts in acting as President and in promoting the best interests of the Company. The Executive shall not knowingly do and shall exercise his best endeavors to prevent being done, any act or thing which may in any way be prejudicial to the Company. The Executive shall perform his duties under the direction of the Chairman of the Board and Chief Executive Officer of the Company and in conformity with all reasonable standards and policies established by the Company, and shall not engage in any other business, directly or indirectly, and shall not sell nor cause to be sold any other products, merchandise or services of any other business. The Executive shall perform such services for the Company and any of its subsidiaries and affiliates within such hours of work as may from time to time reasonably be required of him and the Executive shall accept such offices, positions, directorships and/or other responsibilities as the Company may determine, all without being entitled to receive any additional remuneration for work outside his normal hours and for such other positions.

     2. Term of Employment.  The term of employment under the provisions of
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this Agreement shall be for a period of five (5) years effective January 1,
2001 and ending December 31, 2005 unless terminated sooner pursuant to the express provisions hereof (the "Term"). Within 120 days of the expiration of this Agreement, the Company will notify the Executive as to whether it intends to negotiate a renewal of his employment and this Agreement.

     3. Remuneration.
        ------------

     (a) During the Term, the Company will compensate the Executive for his services with a base salary of One Hundred Thirty Thousand ($130,000) Dollars per annum, subject to deductions for withholding and Social Security and shall be paid in accordance with the Company's normal payroll procedures. The compensation shall be deemed to include any fee or remuneration to which the Executive may otherwise be entitled in respect of his holding any office, directorship or other position with the

Company or any of its subsidiaries or affiliates. The Executive shall be entitled to life and health coverage and pension benefits available and in effect for other executive employees of the Company.

     (b) In addition to the base salary as provided in paragraph 3(a), the Company shall pay the Executive an over-ride commission equal to one-half of one percent (.005) of all non-intercompany net sales of the Company's products
(i) for the first year of the Term ending December 31, 2001 in excess of Forty-five Million ($45,000,000) Dollars; and (ii) increasing One Million
($1,000,000) Dollars for each succeeding year of the Term ("Over-ride Base"), to wit, for the years ending December 31, 2002, 2003, 2004, and 2005, in excess of Forty-six Million ($46,000,000) Dollars, Forty-seven Million ($47,000,000) Dollars, Forty-eight Million ($48,000,000) Dollars and Forty-nine Million ($49,000,000) Dollars, respectively. The Over-ride Base is subject to adjustment for net sales as the result of each acquisition of another entity or business. Any such resulting acquired net sales shall be added to the Company's net sales of product for that year of the Term for which the acquisition is completed, and shall also be added to the Over-ride Base at that time for computation of the over-ride commission. No net sales, as defined herein, shall be carried forward or carried back from any year of the Term of this Agreement, but shall relate solely to the particular year in which the net sales were made. Net sales shall mean gross sales less credits, deductions or allowances, if any, arising from rejections, returns or cancellations in respect of the Company's products (and exclusive of inter-company sales). The .005 over-ride commission, if any, shall be payable on the 90th day from the earlier of (i) the end of each year of the Term, or (ii) the effective cancellation or termination of this Agreement.

     4. Expenses.
        --------

     (a) The Company shall furnish to the Executive a company automobile and the Company shall pay all automobile and travel expenses incurred by the Executive relating to the Company's business.

     (b) The Company shall reimburse the Executive for reasonable expenses incurred by him in or about the performance of his duties in furtherance of the Company's business, provided the Executive shall submit to the Company an expense report including vouchers for the same in accordance with the Company's expense reimbursement policy.

     5. Termination.  The Term shall terminate prior to December 31, 2005 upon
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the happening of any of the following events:

     (a) Automatically and without notice from the Company upon the death of the Executive.

     (b) Upon written notice from the Company to the Executive in the event that the Executive becomes physically or mentally disabled, either totally or partially.

     (c) Upon written notice by the Company on grounds of conviction of a crime, failure to carry out the policies of the Company, persistent absenteeism, felonious act or other dishonest practice, non-performance of his responsibilities and obligations to the Company, breach of the provisions of this Agreement, gross misconduct or neglect, whether by commission or omission, conduct prejudicing or tending to bring himself or the Company or its subsidiaries or affiliates into contempt or disrepute, or any similar cause.

     Upon termination of employment hereunder, the Company shall not be required to pay the Executive any severance pay, or any other sum except his salary and earned over-ride commission, if any, in accordance with paragraph 3(b) of this Agreement, to the date of such termination; provided, however,

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

that upon termination of the Executive only (i) through death of the Executive during the Term, or (ii) by the Company without cause which shall be deemed a reason other than by termination as per subparagraphs (b) and (c) of this
Section 5, then the Company shall pay the Executive one year salary, as his salary is at such date of termination, as severance pay.

     6. Non-Competition.
        ---------------

     (a) The Executive shall not at any time within a period of one year from the date of termination of his employment hereunder for any reason whatsoever unless with the prior written consent of the Company,

         (i) directly or indirectly, whether as principal, servant, agent or consultant, canvass, solicit or entice or endeavor to entice away from the Company (which term for purposes of this Section 6 means and includes any and all of the Company's subsidiaries of affiliates) any director, officer or employee of the Company, or

         (ii) directly or indirectly, whether as principal, servant or agent or in any other capacity whatsoever carry on or be engaged or interested in any business within the United States and Scotland carrying on trade ("the trade") as manufacturer, assembler, designer, installer, developer, producer, dealer in, agent for or distributor of electronic products and assemblies, such as but not limited to conventional and molded cables and wire harnesses and printed circuit-boards, electro-mechanical assemblies and products, plastic insert and injection molded products, and other related services or products (collectively "Products") of the Company in competition with the Company, competition to mean those Products then produced and marketed with customers as that term is used and defined herein, provided, the Executive shall be entitled to invest and/or own up to 5% of the equity of any such business; or

         (iii) directly or indirectly, whether as principal, servant or agent, solicit or seek to obtain for himself or for any person, firm or corporation by whom he is employed or with whom he is associated, the business of or act as principal, servant or agent for, or directly or indirectly accept any benefit, whether in money or otherwise from any business in connection with the trade conducted for any person, firm or corporation, which either at the date of termination of his employment or at any time during the 36 months immediately preceding such termination, is or was a customer of the Company, provided that such restriction applies only with respect to Products produced and marketed within such 36 month period by the Company for that customer; and provided further

              (A) for the purpose of this clause the expression "customer" shall be deemed to include a prospective customer whose business was the subject of negotiation with the Company or any of its subsidiaries or affiliates at any time within a period of 12 months prior to the termination of the Executive, and

              (B) in the event the Executive, directly or indirectly, receives any benefit, whether in money or otherwise as aforesaid, at or in respect of any time during said non-compete period of one year he shall, without prejudice to any other rights or remedies available to the Company, be bound forthwith to account for and make payment to the Company in respect to such benefit, and

              (C) for the purpose of this clause the Executive acknowledges and agrees that where multinational companies are customers of the Company the restrictions herein contained shall have effect in relation to such multinational companies in whatever country they are located.

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

         (b) Each of the foregoing obligations shall be deemed to be separate and severable obligations and each of said obligations shall be construed accordingly.

         (c) While the foregoing restrictions are considered by the parties to be reasonable in all the circumstances, it is agreed that if any of such restrictions shall be held to be void or ineffective for whatever reason but would be held to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

     7. Restriction on Effect of Termination.  The termination of this Agreement
        ------------------------------------
howsoever arising shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

     8. Confidentiality.
        ---------------

     (a) The Executive shall not during the period of his employment hereunder, except in the proper course of his duties, and shall not at any time and in any circumstances after the termination thereof, divulge to any person whomsoever and shall use his best efforts to prevent the publication or disclosure of any secrets, trade secrets, confidential knowledge or information or any information concerning the business, finances or affairs of the Company or of any of its subsidiaries and affiliates or of any of their respective customers or clients (including without prejudice to the foregoing generality the names and location of customers, names of persons to contact within customer organization, specifications of customer needs, specifications of products meeting customer needs, cost and pricing policies, sources of supply of stocks and products and other proprietary information) or any of their dealings or transactions which may have come or may come to his knowledge during or in the course of his employment, except what is already in the public domain.

     (b) The Executive shall immediately upon termination of his employment hereunder for whatsoever reason deliver up to the Company all price lists, lists of customers, correspondence and other documents, papers and property belonging to the Company or any of its subsidiaries or affiliates which may have been prepared by him or may have come into his possession in the course of his employment hereunder and shall not retain any copies thereof.

     9. Indemnity.  The Company shall indemnify and hold harmless the Executive
        ---------
from and against any and all claims, judgments, fines, penalties, liabilities, losses, costs and expenses (including reasonable attorneys' fees and costs) asserted against or incurred by the Executive as a result of acts or omissions of the Executive taken or made in the course of performing his duties for the Company or by reason of the Executive acting or having acted as an officer of the Company, to the maximum extent permitted by law, including Section 607.0850 of the Florida Business Corporation Act (including the advancement of expense provisions thereof); provided, however that such indemnity shall not apply to acts or omissions of the Executive which constitute willful misconduct, gross negligence or which were intended by the Executive to personally benefit the Executive, directly or indirectly, at the expense of the Company, unless the matter which benefits the Executive was first fully disclosed to the board of directors of the Company and approved by said board.

     10. Binding on Successors.  The rights and obligations of the parties
         ---------------------
hereto shall inure to the benefit and shall be binding upon their successors and assigns.

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

     11. Waiver of Breach.  The waiver by the Company or the Executive of a
         ----------------
breach by either party of any provision hereof shall not operate or be construed to operate as a waiver by either party of any subsequent breach of any other provision hereof.

     12. Survival of Provisions.  The provisions of Sections 6 and 8 shall
         ----------------------
survive termination of employment of this Agreement. If any provision of this Agreement is declared invalid by any court or other competent authority the remaining provision of this Agreement shall not be affected thereby.

     13. Entire Agreement.  This instrument contains the entire agreement of
         ----------------
the parties and may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     14. Governing Law.  This Agreement shall be governed by the laws of the
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State of Florida.

     15. Assignability.  This Agreement and its rights and obligations may not
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be assigned by the Executive.  The Company may assign any of its rights and obligations hereunder to a successor or surviving corporation resulting from a merger, consolidation, sale of assets or stock, or other corporate reorganization.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by an appropriate officer and its corporate seal to be hereto affixed, and the Executive has affixed his signature, all on the date and year first above written.

ATTEST:                                TECHDYNE, INC.

/s/ Joseph Verga                          /s/ Thomas K. Langbein

----------------------------------     By----------------------------------
JOSEPH VERGA, Secretary                   THOMAS K. LANGBEIN,
                                          Chairman of the Board and Chief
                                          Executive Officer

WITNESS:                               EXECUTIVE

/s/ Jean Cherrier                         /s/ Barry Pardon
----------------------------------     ------------------------------------
                                       BARRY PARDON
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